EXHIBIT 24
Power of Attorney
     Each of the undersigned directors and/or officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorizes Mark E. Goldstein, Jeffrey R. Hinkle, Jeffry B. Johnson, and Dennis P. Passantino, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company’s annual report on Form 10-KSB, for the fiscal year ended December 31, 2006, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ Mark E. Goldstein Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	February 19, 2007

/s/ Jeffrey R. Hinkle Jeffrey R. Hinkle	Director, Vice President — Marketing and Sales	February 15, 2007

/s/ Jeffry B. Johnson Jeffry B. Johnson	Director, Treasurer, Chief Financial Officer and Assistant Corporate Secretary	February 26, 2007

/s/ Dennis P. Passantino Dennis P. Passantino	Director, Vice President — Operations and Corporate Secretary	February 21, 2007

/s/ Carl A. Bellini Carl A. Bellini	Director	February 20, 2007

/s/ Dennis H. Field Dennis H. Field	Director	February 20, 2007

/s/ Gerald J. Laber Gerald J. Laber	Director	February 21, 2007

/s/ Brian L. Boberick Brian L. Boberick	Controller	March 14, 2007